UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2024

2seventy bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40791	86-3658454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street,		02142
Cambridge, MA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (339) 499-9300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TSVT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2024, 2seventy bio, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Regeneron Pharmaceuticals, Inc. (“Regeneron”). Subject to the terms and conditions of the Purchase Agreement, the Company has agreed to sell to Regeneron (the “Asset Sale”) the Company’s oncology and autoimmune research and development programs, clinical manufacturing capabilities, and related platform technologies (collectively, the “Programs” and such assets, the “Transferred Assets”). Pursuant to the Purchase Agreement, in consideration for the Transferred Assets, at the closing of the Asset Sale (the “Closing”), Regeneron will make an upfront payment to the Company of $5 million in cash and also assume certain liabilities of the Company arising after Closing, including liabilities related to the conduct of the Programs, under transferred contracts and with respect to certain of the Company’s employees (collectively, the “Assumed Liabilities”). Regeneron also agreed to sublease the Company’s facilities in Seattle, Washington and a portion of the Company’s facilities in Cambridge, Massachusetts. In addition to the upfront consideration, Regeneron has agreed to pay the Company a one-time $10 million milestone payment upon receipt of regulatory approval for the first product candidate within the Transferred Assets in certain specified countries and agreed-upon royalty payments based on net sales of the product candidates if commercialized.

The Purchase Agreement contains customary representations, warranties and covenants of each of the Company and Regeneron. The Purchase Agreement further provides that, subject to certain limitations, the Company and Regeneron will each indemnify the other for certain losses arising from such breaches of representations, warranties and covenants and liabilities allocated to such party pursuant to the terms of the Purchase Agreement. Effective as of the Closing, the existing collaboration agreement between the Company and Regeneron regarding certain of the Programs will terminate.

The Closing is subject to customary closing conditions, including, among others: (a) the absence of laws enjoining, making illegal or otherwise prohibiting the Asset Sale; (b) the accuracy of the other party’s representations and warranties, subject to certain customary materiality standards; (c) compliance in all material respects by the other party with its obligations under the Purchase Agreement; and (d) no Material Adverse Effect (as defined in the Purchase Agreement) having occurred with respect to the Transferred Assets and Assumed Liabilities, taken as a whole, since the date of the Purchase Agreement. Upon the Closing, the parties will enter into certain ancillary agreements, including a transition services agreement, a license agreement and sublease agreements for the Company’s facilities as described above.

The foregoing descriptions of the terms of the Purchase Agreement and the Asset Sale do not purport to be complete and are qualified in their entirety by reference to the terms and conditions of the Purchase Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.

Item 2.05 Costs Associated with Exit or Disposal Activities.

Asset Sale

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company is currently unable to make a determination of the estimated amount or range of amounts of the charge that will result in future cash expenditures in connection with the Asset Sale, provided that if and when the Company makes a determination of such an estimate or range of estimates, the Company undertakes to file an amended report on Form 8-K under this Item 2.05 within four business days.

Reduction in Force

On January 29, 2024, the Company announced that it will reduce its workforce by approximately 14% in connection with the Asset Sale and the completion of its strategic restructuring. Upon the closing of the Asset Sale, the Company will focus its business on Abecma, including continued co-commercialization with Bristol Myers Squibb and clinical expansion to earlier lines of therapy.

The Board approved the restructuring and workforce reduction on January 29, 2024. The workforce reduction is expected to be substantially complete by the end of the second quarter of 2024.

In connection with the workforce reduction and restructuring, the Company expects to incur one-time costs of approximately $8 million, primarily in the first half of 2024, relating to severance and retention packages and related benefits. The estimates of expenses and cash costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the actions described above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Transition

On January 29, 2024, Nick Leschly informed the Company of his resignation as the Company’s president and chief executive officer effective upon the date of the Closing. Mr. Leschly will remain as a member of the Board and will succeed Daniel Lynch as Chair of the Board, effective as of the date of the Closing.

On January 29, 2024, in connection with Mr. Leschly’s appointment as Chairperson of the Board, the Company entered into a Transitional Services Agreement with Mr. Leschly (the “Transition Agreement”). Under the Transition Agreement, the Company will provide Mr. Leschly with an annual retainer of $200,000 for his service as Chair of the Board. The Transition Agreement provides that the Company will pay Mr. Leschly severance of $1.978 million (representing 18 months base salary plus target bonus for 2024) within 30 days following the earlier of a sale of the Company and the two-year anniversary of Closing. Mr. Leschly will also be entitled to receive a $300,000 cash bonus in connection with a sale of the Company. The Transition Agreement includes a general release of claims from Mr. Leschly in favor of the Company. The Transition Agreement terminates in the event the Asset Sale does not close.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by the full text of the Transition Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

On January 29, 2024, the Board appointed William D. Baird, III as the president and chief executive officer of the Company, effective as of the date of the Closing. Mr. Baird will also serve as the Company’s principal executive and as a member of the Board as a class I director. Mr. Baird, 52, has served as the Company’s chief operating officer since September 2023 and prior to that served as the Company’s chief financial officer since 2021. Previously, Mr. Baird served as chief financial officer of bluebird bio, Inc. from February 2019 until November 2021 and served as chief financial officer of Amicus Therapeutics, Inc. from April 2012 until February 2019.

There are no (i) family relationships, as defined in Item 401 of Regulation S-K, between Mr. Baird and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer, (ii) arrangements or understandings between Mr. Baird and any other person pursuant to which Mr. Baird was appointed as president and chief executive officer, or (iii) transactions in which Mr. Baird has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On January 29, 2024, in connection with Mr. Baird’s appointment as the Company’s president and chief executive officer, the Company entered into an employment agreement with Mr. Baird (the “Baird Employment Agreement”) effective as of the date of the Closing. Under the Baird Employment Agreement, the Company will provide Mr. Baird with: (i) an initial annual base salary of $575,000, (ii) an annual target bonus of up to 55% of his base salary, and (iii) an initial equity grant of options to purchase 225,000 shares of the Company’s common stock, which will vest as to 25% of the shares on March 15, 2025 and in thirty-six equal monthly installments thereafter.

The Baird Employment Agreement provides that if Mr. Baird’s employment is terminated by the Company without cause or for good reason upon a change in control of the Company, subject to the execution of a separation agreement, including a release of claims, Mr. Baird will receive a severance payment equal to 1.5 times his base salary.

The foregoing description of the Baird Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Baird Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Chief Financial Officer

On January 29, 2024, the Board appointed Victoria Eatwell as the chief financial officer of the Company, effective as of the date of the Closing. Ms. Eatwell will also serve as the Company’s principal financial officer and principal accounting officer. Ms. Eatwell, 38, has served as the Company’s SVP of finance since November 2021. Previously, Ms. Eatwell served in various finance roles of increasing responsibility at bluebird bio, Inc. from April 2015 until November 2021.

There are no (i) family relationships, as defined in Item 401 of Regulation S-K, between Ms. Eatwell and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer, (ii) arrangements or understandings between Ms. Eatwell and any other person pursuant to which Ms. Eatwell was appointed as chief financial officer, or (iii) transactions in which Ms. Eatwell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On January 29, 2024, in connection with Ms. Eatwell’s appointment as the Company’s chief financial officer, the Company entered into an employment agreement with Ms. Eatwell (the “Eatwell Employment Agreement”) effective as of the date of the Closing. Under the Eatwell Employment Agreement, the Company will provide Ms. Eatwell with: (i) an initial annual base salary of $425,000, (ii) an annual target bonus of up to 40% of her base salary, and (iii) an initial equity grant of options to purchase 170,000 shares of the Company’s common stock, which will vest as to 25% of the shares on March 15, 2025 and in thirty-six equal monthly installments thereafter.

The Eatwell Employment Agreement provides that if Ms. Eatwell’s employment is terminated by the Company without cause or for good reason upon a change in control of the Company, subject to the execution of a separation agreement, including a release of claims, Ms. Eatwell will receive a severance payment equal to her base salary.

The foregoing description of the Eatwell Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Eatwell Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

Chief Scientific Officer Transition

On January 30, 2024, the Company announced that Philip Gregory, the Company’s chief scientific officer, would be leaving the Company upon closing of the Asset Sale to join Regeneron as head of its cell medicines business.

Lynch Board Resignation

On January 28, 2024, Daniel Lynch informed the Company of his intention to resign as a member of the Board, effective as of the date of the Company’s 2024 annual meeting of stockholders. Mr. Lynch’s decision to resign from the Board did not result from any disagreement with the Company on any matter relating to its operations, policies, or practices.

Item 7.01	Regulation FD Disclosure.

On January 30, 2024, the Company issued a press release regarding the Asset Sale and related leadership changes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Transitional Services Agreement between 2seventy bio, Inc. and Nick Leschly, dated as of January 29, 2024.
10.2	Executive Employment Agreement between 2seventy bio, Inc. and William Baird, dated as of January 29, 2024.
10.3	Executive Employment Agreement between 2seventy bio, Inc. and Victoria Eatwell, dated as of January 29, 2024.
99.1	Press release issued by 2seventy bio, Inc. on January 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the Company’s expectations regarding the timing and results of the Closing and the Company’s restructuring and workforce reduction; the estimated charges and costs expected to be incurred therewith. The use of words such as “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “anticipate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of such words or other similar expressions can be used to identify forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. These and other risks and uncertainties are described in additional detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed March 16, 2023 and its other filings made with the SEC from time to time. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date on which it is made. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2024	2seventy bio, Inc.

	By:	/s/ Chip Baird
Chip Baird
Chief Operating Officer
(Principal Financial and Accounting Officer)